UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 30, 2009

SUPPORT.COM, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30901	94-3282005
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1900 Seaport Blvd., Third Floor, Redwood City, CA 94063

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:

(650) 556-9440

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) In connection with the sale of the Company’s Enterprise business, which closed on June 23, 2009, the Compensation Committee of the Board of Directors (the “Committee”) of support.com, Inc. (the “Company”) undertook a review of the Company’s executive compensation program. The purpose of the review was to assess and re-align the Company’s executive compensation structure to the Company’s smaller scale and focus on its consumer business following the Enterprise sale. The Committee retained Compensia, a compensation consulting firm, to advise the Company on the identification of a peer group of companies for compensation benchmarking purposes; to gather data on the Company’s executive officer cash and equity compensation relative to the peer group; and to advise on potential changes to the Company’s compensation program.

On June 30, 2009, based on the results of the compensation benchmarking exercise, the Committee determined to adjust executive compensation to reduce executive cash compensation levels and increase the amount of long-term equity incentive compensation. These adjustments were consistent with the Company’s current executive compensation philosophy and reflected the change in the Company’s scale after the Enterprise sale. The Committee reduced cash compensation for the individual executive officers effective July 1, 2009, in the amounts set forth below:

Name and Title	Prior Base Salary	Base Salary eff. July 1, 2009	Prior Cash Incentive Potential	Cash Incentive Potential eff. July 1, 2009
Joshua Pickus President and Chief Executive Officer	$350,000	$325,000	$300,000	$170,000
Anthony Rodio Chief Operating Officer	$250,000	$240,000	$125,000	$85,000
Richard Mandeberg Chief Revenue Officer	$250,000	$225,000	$125,000	$100,000
Shelly Schaffer Chief Financial Officer	$265,000	$255,000	$132,500	$92,000

Also on June 30, 2009, in order to have the flexibility to grant additional stock options as appropriate to retain and motivate its employees to create long-term shareholder value, the Committee amended the Company’s 2000 Omnibus Equity Incentive Plan (the “Plan”) to remove the annual limit on the number of stock options that may be granted to individual employees. Prior to the June 30, 2009 amendment, Section 4(c) of the Plan provided that no employee shall be granted options to purchase more than one million shares in any fiscal year. The amendment removing the limitation took effect on June 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 7, 2009

SUPPORT.COM, INC.

By:	/s/ Anne-Marie Eileraas
Name:	Anne-Marie Eileraas
Title:	Senior Vice President and General Counsel